                                   MEDJET INC.

                                   EXHIBIT 11

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                        Three Months Ended               Six Months Ended
                                                       6/30/98       6/30/97           6/30/98        6/30/97
                                                     ----------    ----------        -----------    ----------
NET INCOME (LOSS) PER SHARE
     Income (Loss) from Operations
     applicable to Common Stock                      $ (704,812)   $  157,033        $(1,419,907)   $ (247,532)
     Weighted Average Common and Equivalent
     Shares Outstanding                               3,830,852     3,648,666          3,753,854     3,648,666
                                                     ----------    ----------        -----------    ----------
Net Income (Loss) Per Share                          $    (0.18)   $     0.04        $     (0.38)   $    (0.07)
                                                     ==========    ==========        ===========    ==========
NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION
     (See "NOTE")
Income (Loss) from Operations                        $ (704,812)   $  157,033        $(1,419,907)   $ (247,532)
                                                     ==========    ==========        ===========    ==========
Weighted Average Common and Equivalent
Shares Outstanding                                    3,830,852     3,648,666          3,753,854     3,648,666

       (A)  Assuming Exercise of Stock Options           37,917        58,760             44,765        54,582
       (B)  Assuming Exercise of Warrants                49,251        60,724             50,755        58,610
                                                     ----------    ----------        -----------    ----------
Weighted Average Common and Equivalent
Shares Outstanding - As Adjusted                      3,918,020     3,768,150          3,849,374     3,761,858
                                                     ==========    ==========        ===========    ==========
Net Income (Loss) Per Share - Assuming Dilution      $    (0.18)   $     0.04        $     (0.37)   $    (0.07)
                                                     ==========    ==========        ===========    ==========

                                  MEDJET INC.

                                   EXHIBIT 11

          Computation of Net Income (Loss) Per Common Share, continued

NOTE:

The calculation for Net Income (Loss) Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For 1998, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               Period Ended June 30, 1998
                                               Three Months    Six Months
                                               -------------   ----------
Options assumed exercised                            257,050      257,050
Proceeds assumed realized                         $1,494,488   $1,494,488
Shares assumed reaquired:
 -  During three months
    ($1,494,488/$6.82)                               219,133
 -  During six months
    ($1,494,488/$7.04)                                            212,285


Net additional shares assumed outstanding             39,917       44,765

For 1997, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options for 234,663 shares are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               Period Ended June 30, 1997
                                               Three Months    Six Months
                                               -------------   ----------
Options assumed                                      140,020      140,020
Proceeds assumed realized                           $698,027     $698,027
Shares assumed reaquired:
 -  During three months                               81,260
    ($698,027/$8.59)
 -  During six months                                              85,438
    ($698,027//$8.17)
Net additional shares assumed outstanding             58,760       54,582

(B) - For 1998, for the "dilutive" warrants (i.e., those with respect to which the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               Period Ended June 30, 1998
                                               Three Months    Six Months
                                               -------------   ----------
Warrants assumed exercised                            97,389       97,389
Proceeds assumed realized                           $328,300     $328,300
Shares assumed reaquired:
 -  During three months ($328,300/$6.82)              48,138
 -  During six months ($328,300/$7.04)                             46,634
Net additional shares assumed outstanding             49,251       50,755

For 1997, for dilutive warrants assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                               Period Ended June 30, 1997
                                               Three Months    Six Months
                                               -------------   ----------
Warrants assumed exercised                           101,853      101,853
Proceeds assumed realized                           $353,298     $353,298
Shares assumed reaquired:
 -  During three months ($353,298/$8.59)              81,260
 -  During six months ($353,298/$8.17)                             85,438
Net additional shares assumed outstanding             58,760       54,582